TWO Reports First Quarter 2026 Financial Results
Executed New Definitive Merger Agreement with CrossCountry Mortgage, LLC

NEW YORK, April 28, 2026 - TWO (Two Harbors Investment Corp., NYSE: TWO), an MSR-focused real estate investment trust (REIT), today announced its financial results for the quarter ended March 31, 2026.

Quarterly Summary
•Entered into a definitive merger agreement with CrossCountry Mortgage, LLC (“CrossCountry” or “CCM”), pursuant to which CCM will acquire all of the outstanding shares of TWO common stock.
◦In connection with entering into the merger agreement with CCM, TWO terminated its previously announced merger agreement, dated December 17, 2025, with UWM Holdings Corporation (NYSE: UWMC).
◦On April 28, 2026, announced the signing of an amendment to the previously announced merger agreement, whereby CCM will increase the per-share cash consideration payable to TWO stockholders to $11.30 per share, an increase from $10.80 per share under the original merger agreement.
◦Holders of TWO’s Series A, Series B and Series C Preferred Stock will have their shares redeemed following the closing of the transaction at $25.00 per share, plus any accumulated and unpaid dividends, in accordance with the terms of the preferred stock.
◦Prior to the closing of the merger, TWO intends to pay regular quarterly dividends in the ordinary course consistent with past practice for all completed quarterly periods. TWO does not intend to pay a partial dividend for the quarter in which the closing occurs in the event the closing does not occur as of quarter-end.
◦The transaction is still expected to close in the second half of 2026, subject to approval of TWO’s stockholders and the satisfaction of other closing conditions, including customary regulatory approvals.
•Reported book value of $10.57 per common share, and declared a first quarter common stock dividend of $0.34 per share, representing a (2.0)% quarterly economic return on book value.(1)
•Generated comprehensive loss of $(24.7) million, or $(0.24) per weighted average basic common share.
•Convertible senior notes of $261.9 million in UPB were repaid in full on their January 15, 2026 maturity date
•Added $151.8 million in unpaid principal balance (UPB) of MSR through flow-sale acquisitions and recapture.
•As of March 31, 2026, MSR portfolio had a weighted average gross coupon rate of 3.54% and a 60+ day delinquency rate of 0.81%, and had experienced a 3-month CPR of 5.6%.
•Funded $92.3 million UPB in loans and brokered an additional $38.2 million UPB in second lien loans.

“In the first quarter, we executed a new merger agreement with CCM, and in connection with entering into this agreement, we terminated the prior merger agreement with UWM,” said Bill Greenberg, TWO’s President and Chief Executive Officer. “This combination pairs the country’s leading retail originator with RoundPoint’s best-in-class servicing platform, creating a fully integrated mortgage company. I am confident that this is the best outcome for our shareholders, and our Board unanimously recommends that shareholders vote in favor of the merger.”

________________
(1)Economic return on book value is defined as the increase (decrease) in common book value from the beginning to the end of the given period, plus dividends declared to common stockholders in the period, divided by common book value as of the beginning of the period.

“The outbreak of the conflict in the Middle East caused an abrupt change in sentiment in the first quarter, leading to an increase in rates, rate volatility, hedging costs and a widening of spreads,” stated Nick Letica, TWO’s Chief Investment Officer. “However, mortgage spreads outperformed the increase in volatility, due to the January directive from the Administration for the GSEs to purchase $200 billion of MBS, which added to the already positive supply/demand technicals. The situation in the Middle East continues to be highly fluid, with a broad range of outcomes, which will drive the near-term outlook of risk assets. The widening of spreads by quarter-end improved the return potential of our portfolio.”

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the first quarter of 2026 and fourth quarter of 2025:

Operating Performance (unaudited)
(dollars in thousands, except per common share data)
	Three Months Ended March 31, 2026			Three Months Ended December 31, 2025
Earnings Attributable to Common Stockholders	Earnings	Per weighted average basic common share	Annualized return on average common equity	Earnings	Per weighted average basic common share	Annualized return on average common equity
Comprehensive (Loss) Income	$(24,714)	$(0.24)	(8.4)%	$50,429	$0.48	17.2%
GAAP Net Income (Loss)	$19,477	$0.18	6.6%	$(1,325)	$(0.02)	(0.5)%
Earnings Available for Distribution(1)	$35,756	$0.34	12.2%	$27,435	$0.26	9.4%

Operating Metrics
Dividend per common share	$0.34			$0.34
Annualized dividend yield(2)	11.9%			13.0%
Book value per common share at period end	$10.57			$11.13
Economic return on book value(3)	(2.0)%			3.9%
Operating expenses, excluding non-cash LTIP amortization and merger-related costs(4)	$39,391			$43,699
Operating expenses, excluding non-cash LTIP amortization and merger-related costs, as a percentage of average equity(4)	8.8%			9.7%
_______________
(1)Earnings Available for Distribution, or EAD, is a non-GAAP measure. Please see page 11 for a definition of EAD and a reconciliation of GAAP to non-GAAP financial information.
(2)Dividend yield is calculated based on annualizing the dividends declared in the given period, divided by the closing share price as of the end of the period.
(3)Economic return on book value is defined as the increase (decrease) in common book value from the beginning to the end of the given period, plus dividends declared to common stockholders in the period, divided by the common book value as of the beginning of the period.
(4)Excludes non-cash equity compensation expense of $4.4 million for the first quarter of 2026 and $3.4 million for the fourth quarter of 2025 and merger-related costs of $5.6 million for the first quarter of 2026 and $4.2 million for the fourth quarter of 2025. Merger-related costs consist of expenses incurred in connection with the company’s proposed merger with CCM, as well as its terminated merger with UWM Holdings Corporation.

Portfolio Summary
As of March 31, 2026, the company’s portfolio was comprised of $8.9 billion of Agency RMBS, MSR and other investment securities as well as their associated notional debt hedges. Additionally, the company held $3.0 billion bond equivalent value of net long to-be-announced securities (TBAs).

The following tables summarize the company’s investment portfolio as of March 31, 2026 and December 31, 2025:

Investment Portfolio Composition	As of March 31, 2026		As of December 31, 2025
(dollars in thousands)	(unaudited)		(unaudited)
Agency RMBS	$6,568,185	73.4%	$6,579,141	73.1%
Mortgage servicing rights(1)	2,380,983	26.6%	2,421,910	26.9%
Other	3,149	—%	3,259	—%
Aggregate Portfolio	8,952,317		9,004,310
Net TBA position(2)	2,976,531		4,199,576
Total Portfolio	$11,928,848		$13,203,886
________________
(1)Based on the prior month-end’s principal balance of the loans underlying the company’s MSR, increased for current month purchases.
(2)Represents bond equivalent value of TBA position. Bond equivalent value is defined as notional amount multiplied by market price. Accounted for as derivative instruments in accordance with GAAP.

Portfolio Metrics Specific to Agency RMBS	As of March 31, 2026	As of December 31, 2025
	(unaudited)	(unaudited)
Weighted average cost basis(1)	$101.72	$101.61
Weighted average experienced three-month CPR	8.6%	7.9%
Gross weighted average coupon rate	6.2%	6.1%
Weighted average loan age (months)	24	26
______________
(1)Weighted average cost basis includes Agency principal and interest RMBS only and utilizes carrying value for weighting purposes.

Portfolio Metrics Specific to MSR(1)	As of March 31, 2026	As of December 31, 2025
(dollars in thousands)	(unaudited)	(unaudited)
Unpaid principal balance	$158,871,352	$162,450,487
Gross coupon rate	3.5%	3.6%
Current loan size	$321	$324
Original FICO(2)	760	760
Original LTV	73%	73%
60+ day delinquencies	0.8%	0.9%
Net servicing fee	25.3 basis points	25.3 basis points

	Three Months Ended March 31, 2026	Three Months Ended December 31, 2025
	(unaudited)	(unaudited)
Fair value losses	$(44,009)	$(65,213)
Servicing income	$119,364	$133,160
Servicing costs	$1,807	$3,705
Change in servicing reserves	$41	$(322)
________________
(1)Metrics exclude residential mortgage loans in securitization trusts for which the company is the named servicing administrator. Portfolio metrics, other than UPB, represent averages weighted by UPB.
(2)FICO represents a mortgage industry accepted credit score of a borrower.

	As of March 31, 2026		As of December 31, 2025
Serviced Mortgage Assets	Number of Loans	Unpaid Principal Balance	Number of Loans	Unpaid Principal Balance
(dollars in thousands)	(unaudited)		(unaudited)
Mortgage servicing rights	665,942	$158,871,352	675,215	$162,450,487
Subservicing(1)	179,899	40,051,658	178,356	40,492,124
Servicing administrator(2)	505	265,953	514	272,820
Mortgage loans held-for-sale(3)	70	18,391	38	13,336
Total serviced mortgage assets	846,416	$199,207,354	854,123	$203,228,767
________________
(1)Off-balance sheet mortgage loans owned by third parties and subserviced by the company.
(2)Off-balance sheet mortgage loans owned by third parties for which the company acts as servicing administrator (subserviced by appropriately licensed third-party subservicers).
(3)Originated or purchased mortgage loans held-for-sale at period-end.

Other Investments and Risk Management Metrics	As of March 31, 2026	As of December 31, 2025
(dollars in thousands)	(unaudited)	(unaudited)
Net long TBA notional(1)	$3,019,003	$4,206,715
Futures notional	$(6,354,300)	$(4,357,800)
Interest rate swaps notional	$11,435,749	$12,579,986
________________
(1)Accounted for as derivative instruments in accordance with GAAP.
Financing Summary
The following tables summarize the company’s secured and unsecured financing arrangements and related metrics as of March 31, 2026 and December 31, 2025:

March 31, 2026	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)
Repurchase agreements collateralized by securities	$6,665,054	3.85%	2.32	16
Repurchase agreements collateralized by MSR	575,000	6.71%	7.05	3
Repurchase agreements collateralized by mortgage loans	5,233	5.68%	2.75	1
Total repurchase agreements	7,245,287	4.07%	2.69	18
Revolving credit facilities collateralized by MSR and related servicing advance obligations	916,871	6.68%	18.41	3
Warehouse lines of credit collateralized by mortgage loans	12,694	5.67%	2.83	1
Unsecured senior notes	111,200	9.38%	52.54	n/a
Total borrowings	$8,286,052

December 31, 2025	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)
Repurchase agreements collateralized by securities	$6,601,446	4.13%	1.78	16
Repurchase agreements collateralized by MSR	650,000	6.76%	6.34	3
Repurchase agreements collateralized by mortgage loans	4,094	5.88%	2.72	1
Total repurchase agreements	7,255,540	4.36%	2.19	18
Revolving credit facilities collateralized by MSR and related servicing advance obligations	919,371	6.77%	21.30	3
Warehouse lines of credit collateralized by mortgage loans	9,406	6.00%	2.63	1
Unsecured senior notes	111,055	9.38%	55.50	n/a
Unsecured convertible senior notes	261,810	6.25%	0.49	n/a
Total borrowings	$8,557,182

Borrowings by Collateral Type	As of March 31, 2026		As of December 31, 2025
(dollars in thousands)	(unaudited)		(unaudited)
Agency RMBS	$6,665,054		$6,601,446
Mortgage servicing rights and related servicing advance obligations	1,491,871		1,569,371
Other - secured	17,927		13,500
Other - unsecured(1)	111,200		372,865
Total	8,286,052		8,557,182
TBA cost basis	2,981,694		4,185,465
Net payable (receivable) for unsettled RMBS	(230,695)		(177,891)
Total, including TBAs and net payable (receivable) for unsettled RMBS	$11,037,051		$12,564,756
Debt-to-equity ratio at period-end(2)	4.8	:1.0	4.8	:1.0
Economic debt-to-equity ratio at period-end(3)	6.4	:1.0	7.0	:1.0

Cost of Financing by Collateral Type(4)	Three Months Ended March 31, 2026		Three Months Ended December 31, 2025
	(unaudited)		(unaudited)
Agency RMBS	3.98%		4.27%
Mortgage servicing rights and related servicing advance obligations(5)	7.13%		7.63%
Other - secured	6.18%		6.60%
Other - unsecured(1)(5)	9.35%		7.96%
Annualized cost of financing	4.68%		5.04%
Interest rate swaps(6)	(0.06)%		(0.13)%
U.S. Treasury futures(7)	(0.11)%		(0.14)%
TBAs(8)	3.72%		4.00%
Total annualized cost of financing(8)	4.20%		4.41%
____________________
(1)Unsecured borrowings under senior notes and, prior to their January 15, 2026 maturity date, convertible senior notes.
(2)Defined as total borrowings to fund Agency and non-Agency investment securities, MSR and related servicing advances and mortgage loans held-for-sale, divided by total equity.
(3)Defined as total borrowings to fund Agency and non-Agency investment securities, MSR and related servicing advances and mortgage loans held-for-sale, plus the implied debt on net TBA cost basis and net payable (receivable) for unsettled RMBS, divided by total equity.
(4)Excludes any repurchase agreements collateralized by U.S. Treasuries.
(5)Includes amortization of debt issuance costs.
(6)The cost of financing on interest rate swaps held to mitigate interest rate risk associated with the company’s outstanding borrowings includes interest spread income/expense and amortization of upfront payments made or received upon entering into interest rate swap agreements and is calculated using average borrowings balance as the denominator.
(7)The cost of financing on U.S. Treasury futures held to mitigate interest rate risk associated with the company’s outstanding borrowings is calculated using average borrowings balance as the denominator. U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements.
(8)The implied financing benefit/cost of dollar roll income on TBAs is calculated using the average cost basis of TBAs as the denominator. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. TBAs are accounted for as derivative instruments in accordance with GAAP.

Conference Call
TWO will host a conference call on April 29, 2026 at 9:00 a.m. ET to discuss its first quarter 2026 financial results and related information. To participate in the teleconference, please call toll-free (800) 330-6710 approximately 10 minutes prior to the above start time and provide the Conference Code 1691055. The conference call will also be webcast live and accessible online in the News & Events section of the company’s website at www.twoinv.com. For those unable to attend, a replay of the webcast will be available on the company’s website approximately four hours after the live call ends.

About TWO
Two Harbors Investment Corp., or TWO, a Maryland corporation, is a real estate investment trust that invests in mortgage servicing rights, residential mortgage-backed securities, and other financial assets. TWO is headquartered in St. Louis Park, MN.

FORWARD-LOOKING STATEMENTS
This press release may contain “forward-looking statements,” including certain plans, expectations, goals, projections and statements about the merger (the “CCM Merger”) with CrossCountry Intermediate Holdco, LLC (“CCM”), Two Harbors Investment Corp.’s (“TWO”) and CCM’s plans, objectives, expectations and intentions, the expected timing of completion of the proposed CCM Merger, the ability of the parties to complete the proposed CCM Merger considering the various closing conditions; and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this press release that address activities, events or developments that TWO or CCM expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “estimate,” “plan,” “continue,” “intend,” “could,” “foresee,” “should,” “would,” “may,” “will,” “guidance,” “look,” “outlook,” “goal,” “future,” “assume,” “forecast,” “build,” “focus,” “work,” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. TWO’s ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although TWO believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that their expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this press release. These include, among other things: the expected timing and likelihood of completion of the proposed CCM Merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed CCM Merger; the potential failure to receive, on a timely basis or otherwise, the required approvals of the proposed CCM Merger, including stockholder approval by TWO stockholders, and the potential failure to satisfy the other conditions to the consummation of the proposed CCM Merger in a timely manner or at all; risks related to disruption of management’s attention from ongoing business operations due to the proposed CCM Merger; the risk that any announcements relating to the proposed CCM Merger could have adverse effects on the market price of TWO common stock; the risk that the proposed CCM Merger and its announcement could have an adverse effect on the ability of TWO to retain and hire key personnel and the effect on TWO’s operating results and business generally; the outcome of any legal proceedings relating to the proposed CCM Merger, including stockholder litigation in connection with the proposed CCM Merger; the risk that restrictions during the pendency of the proposed CCM Merger may impact TWO’s ability to pursue certain business opportunities or strategic transactions; that TWO may be adversely affected by other economic, business or competitive factors; changes in future loan production; the availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions and market conditions; conditions in the market for mortgage-related investments; and legislative and regulatory changes that could adversely affect TWO’s business. All such factors are difficult to predict and are beyond the control of TWO and CCM, including those detailed in TWO’s annual reports on Form 10-K, quarterly reports on Form 10-Q and periodic reports on Form 8-K that are available on TWO’s website at www.twoinv.com/investors and on the Securities and Exchange Commission’s (the “SEC”) website at www.sec.gov.

Each of the forward-looking statements of TWO are based on assumptions that TWO believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and TWO does not undertake any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the proposed CCM Merger, TWO filed with the SEC a definitive proxy statement (the “Proxy Statement”) on April 20, 2026. TWO commenced mailing of the Proxy Statement on or about April 20, 2026. The proposed CCM Merger will be submitted to the TWO stockholders for their approval. TWO may also file other documents with the SEC regarding the proposed Merger. The Proxy Statement contains important information about the proposed CCM Merger and related matters. This press release is not a substitute for the Proxy Statement or any other documents that TWO may file with the SEC or send to TWO stockholders in connection with the proposed CCM Merger. INVESTORS AND SECURITYHOLDERS OF TWO ARE ADVISED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED CCM MERGER (INCLUDING ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS) CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED CCM MERGER AND RELATED MATTERS. Investors and securityholders may obtain a free copy of the Proxy Statement and all other documents filed or that will be filed with the SEC by TWO on the SEC’s website at www.sec.gov. Copies of documents filed with the SEC by TWO will be made available free of charge on TWO’s website at www.twoinv.com/investors or by directing a request to: Two Harbors Investment Corp., 1601 Utica Avenue South, Suite 900, St. Louis Park, MN 55416, Attention: Investor Relations.

PARTICIPANTS IN THE SOLICITATION
TWO and its directors, executive officers and certain other members of management and employees of TWO may be deemed to be “participants” in the solicitation of proxies from the TWO stockholders in connection with the proposed CCM Merger. Securityholders can find information about TWO and its directors and executive officers and their ownership of TWO common stock in the Proxy Statement. Please also refer to the sections in TWO’s Form 10K/A filed with the SEC on April 27, 2026 captioned "Compensation and Analysis," "Summary Compensation Table" and "Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters." Any changes in the holdings of TWO’s securities by its directors or executive officers from the amounts described in the Form 10K/A have been reflected in Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of the Proxy Statement and are available on the SEC’s website at www.sec.gov. Additional information regarding the interests of such individuals in the proposed CCM Merger is included in the Proxy Statement relating to the proposed CCM Merger. Free copies of these documents may be obtained as described in the preceding paragraph.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as earnings available for distribution and related per basic common share measures. The non-GAAP financial measures presented by the company provide supplemental information to assist investors in analyzing the company’s results of operations and help facilitate comparisons to industry peers. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 11 of this release.

Contact
Margaret Karr, Head of Investor Relations, TWO, (612)-453-4080, Margaret.Karr@twoinv.com
# # #

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
	March 31, 2026	December 31, 2025
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (amortized cost $6,553,143 and $6,516,016, respectively; allowance for credit losses $1,551 and $1,609, respectively)	$6,507,381	$6,514,471
Mortgage servicing rights, at fair value	2,380,983	2,421,910
Mortgage loans held-for-sale, at fair value	18,536	13,630
Cash and cash equivalents	476,307	842,319
Restricted cash	283,842	219,633
Accrued interest receivable	29,917	29,229
Due from counterparties	432,152	379,259
Derivative assets, at fair value	71,213	87,549
Reverse repurchase agreements	170,855	157,120
Other assets	162,550	194,097
Total Assets	$10,533,736	$10,859,217
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$7,245,287	$7,255,540
Revolving credit facilities	916,871	919,371
Warehouse lines of credit	12,694	9,406
Senior notes	111,200	111,055
Convertible senior notes	—	261,810
Derivative liabilities, at fair value	11,254	4,254
Due to counterparties	247,469	215,814
Dividends payable	48,904	48,932
Accrued interest payable	44,520	81,914
Other liabilities	163,958	163,194
Total Liabilities	8,802,157	9,071,290
Stockholders’ Equity:
Preferred stock, par value $0.01 per share; 100,000,000 shares authorized and 24,870,817 shares issued and outstanding ($621,770 liquidation preference)	601,467	601,467
Common stock, par value $0.01 per share; 175,000,000 shares authorized and 105,044,253 and 104,806,311 shares issued and outstanding, respectively	1,050	1,048
Additional paid-in capital	5,952,939	5,948,478
Accumulated other comprehensive loss	(44,278)	(87)
Cumulative earnings	1,226,769	1,194,485
Cumulative distributions to stockholders	(6,006,368)	(5,957,464)
Total Stockholders’ Equity	1,731,579	1,787,927
Total Liabilities and Stockholders’ Equity	$10,533,736	$10,859,217

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(dollars in thousands, except per share amounts)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended
	March 31,
	2026	2025
	(unaudited)
Net interest expense:
Interest income	$88,650	$111,382
Interest expense	95,161	131,714
Net interest expense	(6,511)	(20,332)
Net servicing income:
Servicing income	130,143	156,859
Servicing costs	1,848	3,197
Net servicing income	128,295	153,662
Other income (loss):
Loss on investment securities	(10,986)	(32,729)
Loss on servicing asset	(44,009)	(36,221)
Gain (loss) on derivative instruments	15,641	(97,340)
Gain on mortgage loans held-for-sale	2,052	669
Other income	1,317	761
Total other loss	(35,985)	(164,860)
Expenses:
Compensation and benefits	26,698	26,589
Other operating expenses	22,749	20,505
Total expenses	49,447	47,094
Income (loss) before income taxes	36,352	(78,624)
Provision for income taxes	4,068	431
Net income (loss)	32,284	(79,055)
Dividends on preferred stock	(12,807)	(13,186)
Net income (loss) attributable to common stockholders	$19,477	$(92,241)
Basic earnings (loss) per weighted average common share	$0.18	$(0.89)
Diluted earnings (loss) per weighted average common share	$0.18	$(0.89)
Comprehensive (loss) income:
Net income (loss)	$32,284	$(79,055)
Other comprehensive (loss) income:
Unrealized (loss) gain on available-for-sale securities	(44,191)	157,172
Other comprehensive (loss) income	(44,191)	157,172
Comprehensive (loss) income	(11,907)	78,117
Dividends on preferred stock	(12,807)	(13,186)
Comprehensive (loss) income attributable to common stockholders	$(24,714)	$64,931

TWO HARBORS INVESTMENT CORP.
INTEREST INCOME AND INTEREST EXPENSE
(in thousands)

	Three Months Ended
	March 31,
	2026	2025
	(unaudited)
Interest income:
Available-for-sale securities	$80,687	$100,418
Mortgage loans held-for-sale	169	53
Other	7,794	10,911
Total interest income	88,650	111,382
Interest expense:
Repurchase agreements	74,527	107,078
Revolving credit facilities	16,350	20,126
Warehouse lines of credit	109	55
Senior notes	2,841	—
Convertible senior notes	710	4,455
Other	624	—
Total interest expense	95,161	131,714
Net interest expense	$(6,511)	$(20,332)

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	March 31, 2026	December 31, 2025
	(unaudited)	(unaudited)
Reconciliation of comprehensive (loss) income to Earnings Available for Distribution:
Comprehensive (loss) income attributable to common stockholders	$(24,714)	$50,429
Adjustment for other comprehensive loss (income) attributable to common stockholders:
Unrealized loss (gain) on available-for-sale securities	44,191	(51,754)
Net income (loss) attributable to common stockholders	$19,477	$(1,325)
Adjustments to exclude reported realized and unrealized (gains) losses:
Realized loss on securities	10,885	15,018
Unrealized loss (gain) on securities	86	(578)
Provision (reversal of provision) for credit losses	15	(8)
Realized and unrealized loss on mortgage servicing rights	44,009	65,213
Realized and unrealized gain on derivative instruments	(11,897)	(13,121)
Other (gains) losses	(4)	2,590
Other adjustments:
MSR amortization(1)	(59,893)	(69,700)
TBA dollar roll income(2)	15,874	12,409
U.S. Treasury futures income(3)	3,370	4,471
Change in servicing reserves	41	(322)
Non-cash equity compensation expense	4,422	3,352
Merger-related costs(4)	5,634	4,209
Net provision for income taxes on non-EAD	3,737	5,227
Earnings available for distribution to common stockholders(5)	$35,756	$27,435
Weighted average basic common shares	104,876,645	104,239,402
Earnings available for distribution to common stockholders per weighted average basic common share	$0.34	$0.26
_____________
(1)MSR amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio, which is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.
(2)TBA dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements.
(3)U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements.
(4)Merger-related costs consist of expenses incurred in connection with the company’s proposed merger with CCM, as well as its terminated merger with UWM.
(5)EAD is a non-GAAP measure that we define as comprehensive (loss) income attributable to common stockholders, excluding realized and unrealized gains and losses on the aggregate investment portfolio, gains and losses on repurchases of preferred stock, provision for (reversal of) credit losses, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to equity incentive plans and merger-related costs. As defined, EAD includes net interest income, accrual and settlement of interest on derivatives, dollar roll income on TBAs, U.S. Treasury futures income, servicing income, net of estimated amortization on MSR and certain cash related operating expenses. EAD provides supplemental information to assist investors in analyzing the company’s results of operations and helps facilitate comparisons to industry peers. EAD is one of several measures our board of directors considers to determine the amount of dividends to declare on our common stock and should not be considered an indication of our taxable income or as a proxy for the amount of dividends we may declare.

two

First Quarter 2026 Financial Highlights

Book Value per Share $10.57	Comprehensive Loss per Share $(0.24)	Economic Return on Book Value[(1)] (2.0)%
Common Stock Dividend $0.34	Investment Portfolio[(2)] $11.9b	Quarter-End Economic Debt-to-Equity[(3)] 6.4x

1. Economic return on book value is defined as the increase (decrease) in common book value from the beginning to the end of the given period, plus dividends declared to common stockholders in the period, divided by common book value as of the beginning of the period.
2. Includes $8.9 billion in settled positions and $3.0 billion net TBA position, which represents the bond equivalent value of the company's TBA position. Bond equivalent value is defined as notional amount multiplied by market price. TBA contracts accounted for as derivative instruments in accordance with GAAP.
3. Economic debt-to-equity is defined as total borrowings to fund Agency and non-Agency investment securities, MSR and related servicing advances and mortgage loans held-for-sale, plus the implied debt on net TBA cost basis and net payable (receivable) for unsettled RMBS, divided by total equity.